Exhibit 5.1

June 12, 2007

Bluefly, Inc.
42 West 39th Street, 9th Floor
New York, NY 10018

Ladies and Gentlemen:

         On  the  date  hereof,  Bluefly,  Inc.,  a  Delaware  corporation  (the
"Company"), intends to file with the Securities and Exchange Commission (the "Commission") Post Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-124567 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to 5,000,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company, which are being offered pursuant to the Company's 2005 Stock Incentive Plan (as amended to date, the "Plan"). This opinion is an exhibit to the Registration Statement.

         We have at times acted as special counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Shares as contemplated by the Registration Statement.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Certificate of Incorporation as presently in effect, (ii) the Company's By-Laws as presently in effect, (iii) minutes and other instruments evidencing actions taken by the Company's directors and stockholders, (iv) the Plan and (v) the form of option and other award agreements which we understand will be used by the Company in connection with grants under the Plan. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

         Our opinion herein is based solely upon the Delaware General Corporation Law, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "blue sky" laws of any state to the offer and/or sale of the Shares).

         Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized and, subject to compliance with applicable state laws (including securities laws) of the states in which the Shares may be offered and sold, when issued in accordance with the terms of the Plan and any applicable option or other award agreement for options or other awards issued thereunder, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States in which the Shares may be offered and sold. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

                                                         Very truly yours,

                                                         /s/ Dechert LLP

                                                         DECHERT LLP

                                        2